CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-60495, 333-107873, 333-104253 and 333-104252) and Form S-3 (File Nos. 333-39554, 333-57501, 333-70229, 333-86037 and 333-86153) of Alpharma, Inc. of our reports dated March 15, 2006 relating to the consolidated financial statements, and effectiveness of Alpharma, Inc.'s internal control over financial reporting which appears in this Form 10-K.

/s/ BDO Seidman, LLP
New York, New York
March 16, 2006